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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 1, 2002

                                  -------------



                        PACIFICHEALTH LABORATORIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware              000-23495             22-3367588
                --------              ---------             ----------
     (State or other jurisdiction    (Commission          (IRS Employer
            of Incorporation)        File Number)        Identification No.)


           1480 Route 9 North, Suite 204, Woodbridge, New Jersey    07095
           -----------------------------------------------------    -----
               (Address of principal executive offices)           (Zip Code)


         Registrant's telephone number, including area code 732/636-6141



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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By this amendment, we hereby restate, in their entirety, Item 4 and Item 7 of the Form 8-K that we filed with the Commission on April 8, 2002.

Item 4.  Changes in Registrant's Certifying Accountant.

Effective April 1, 2002, PacificHealth Laboratories, Inc. dismissed Larson, Allen, Weishair & Co., LLP ("Larson, Allen") and engaged Richard A. Eisner & Co. ("Eisner") to serve as the independent public accountants to audit the financial statements of PacificHealth for the fiscal year ending December 31, 2002.

The appointment of Eisner as independent public accountants replacing Larson, Allen was recommended by the Board of Directors of PacificHealth. Larson, Allen did not decline to stand for re-election and Larson, Allen's reports on financial statements for the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During our past two fiscal years and the interim period through April 1, 2002, we had no disagreements with Larson, Allen of the nature required to be reported under Item 304(a)(1)(iv) of Regulation S-B.

Effective April 1, 2002, we engaged Eisner as our independent public accountants. During the past two fiscal years and the interim period through April 1, 2002, we have had no consultations with Eisner concerning: (a) the application of accounting principles to a specific transaction or the type of opinion that might be rendered on our financial statements as to which a written report was provided to us or as to which we received oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-B.

Item 7.  Financial Statements and Exhibits

16. Letter from Larson, Allen regarding the appointment Eisner as independent public accountants for PacificHealth for the fiscal year ending December 31, 2002.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PACIFICHEALTH LABORATORIES, INC.

Dated: May 2, 2002                        By: /s/ Robert Portman
                                              -------------------------
                                              Robert Portman, President